Exhibit 10.2
STONERIDGE, INC.
LONG-TERM CASH INCENTIVE PLAN
GRANT AGREEMENT

Stoneridge, Inc., an Ohio corporation (the “Company”), pursuant to the terms and conditions hereof, hereby grants to _________ (“Grantee”) the right to receive up to $________, depending on the Company’s achievement of aggregate earnings per share performance targets over the fiscal years 2009, 2010 and 2011 (the “Long-Term Cash Incentive” or “LTCI”).

1.           The LTCI is in all respects subject to the terms, conditions and provisions of this Agreement and the Company’s Long-Term Cash Incentive Plan (the “Plan”).

2.           The LTCI may not be sold, transferred, pledged, assigned or otherwise encumbered, whether voluntarily, involuntarily or by operation of law, and will not be earned if the Grantee voluntarily terminates his or her employment with the Company, (except in the case of retirement, as provided below) prior to March 8, 2012.

Depending on the Company’s actual earnings per share performance for fiscal years 2009, 2010 and 2011 (the “Performance Period”), as provided below, and provided that Grantee does not voluntarily terminate employment prior to March 8, 2012, the LTCI shall vest and be earned by the Grantee on March 8, 2012, and shall be paid as soon as practical but no later than as provided in the Plan.

Nevertheless, in the case of voluntary termination of employment in the event of retirement the LTCI shall, depending on the Company’s actual performance in the Performance Period, as provided below, vest and be earned by the Grantee on March 8, 2012 in proportion to the number of fiscal months, including any partial month, elapsed in the Performance Period, divided by 36, for a Grantee who (i) is 63 or older at the time of retirement, (ii) has provided written notice to the Compensation Committee of the Board of Directors (the “Committee”) of the intent to retire at least one year prior to the retirement date, and (iii) has executed prior to retirement a customary one year non-competition agreement.

Subject to the terms and conditions of the Plan and this Agreement, the LTCI shall be earned by the Grantee and vest on March 8, 2012 in the amounts determined below:

Performance Vesting

Depending on the achievement of the Company’s aggregate fully diluted earnings per share (“EPS”) targets during the Performance Period (in each case the Company’s EPS shall be calculated in accordance with generally accepted accounting principals, excluding any adjustments for goodwill impairments and the tax effect thereof):

	Threshold		Target		Maximum
Fully diluted EPS		$0.43		$0.86		$1.29
Cash Incentive	$		$		$

•	If the Company’s EPS for the Performance Period is equal to $0.86, then the Target amount shall be earned and vest.

•	If the Company’s EPS for the Performance Period is less than $0.43, then no amount shall be earned.

•	If the Company’s EPS for the Performance Period is equal to or greater than $1.29, then the Maximum amount shall be earned and vest.

•
If the Company’s EPS for the Performance Period is equal to or greater than $0.43 but less than $0.86, then the amount of LTCI that shall be earned and vest shall be Threshold, plus the result of the following calculation:  Threshold times (the Company’s EPS for the Performance Period less 0.43) divided by 0.43.

•
If the Company’s EPS for the Performance Period is greater than $0.86 but less than $1.29, then the amount of LTCI that shall be earned and vest shall be Target, plus the result of the following calculation:  Threshold times (the Company’s EPS for the Performance Period less .86) divided by 0.43.

In addition to the vesting described above, the LTCI shall be earned and shall vest as follows:

The LTCI awarded to the Grantee hereunder shall be earned and shall vest in the Grantee on March 8, 2012, in accordance with the Company’s actual EPS performance over the Performance Period determined under the metrics set forth above, and also subject to the following, and the LTCI shall be paid to the Grantee, or the Grantee’s estate, notwithstanding the occurrence of any of the following events during the Performance Period:

(d)           the Grantee’s death or Permanent Disability (as defined in the Plan) in proportion to the number of months, including any partial month, elapsed in the Performance Period divided by 36;

(e)           a Change in Control of the Company (as defined in the Plan); or

(f)           the termination “without cause” of the Grantee’s employment by the Company; provided, however only in proportion to the number of months, including any partial month, elapsed in the Performance Period divided by 36.

Termination shall be deemed to be “without cause” unless the Board of Directors of the Company, or its designee, in good faith determines that termination is because of any one or more of the following:

The Grantee’s:

(a)	fraud;

(b)	misappropriation of funds from the Company;

(c)	commission of a felony or of an act or series of acts which result in material injury to the business reputation of the Company;

(d)	commission of a crime or act or series of acts involving moral turpitude;

(e)	commission of an act or series of repeated acts of dishonesty that are materially inimical to the best interests of the Company;

(f)	willful and repeated failure to perform his or her duties, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Grantee;

(g)
material breach of any material provision of an employment agreement, if any, which breach has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Grantee; or

(h)
failure to carry out the reasonable directions or instructions of the Grantee’s superiors, provided the directions or instructions are consistent with the duties of the Grantee’s office, which failure has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Grantee;

provided, however, the Company’s obligation to provide notice and an opportunity to cure, pursuant to subsections 2(f)-(h) above, shall only apply to the Grantee’s first breach, first failure to perform or first failure to follow directions, as the case may be, of the nature giving rise to the right of the Company to provide notice thereof.

In addition, the Grantee may terminate his or her employment with the Company, and such termination shall be deemed a termination by the Company “without cause” if:

(g)	the Company reduces the Grantee’s title, responsibilities, power or authority in comparison with his or her title, responsibilities, power or authority on the date hereof;

(h)
the Company assigns the Grantee duties which are inconsistent with the duties assigned to the Grantee on the date hereof and which duties the Company persists in assigning to the Grantee despite the prior written objection of the Grantee; or

(i)
the Company reduces the Grantee’s annual base compensation (unless such decrease is proportionate with a decrease in the base compensation of the senior executives of the Company as a group), or materially reduces his or her group health, life, disability or other insurance programs, his or her pension, retirement or profit-sharing benefits or any benefits provided by the Company, or excludes him or her from any plan, program or arrangement, including but not limited to bonus or incentive plans.

3.           Nothing in this Agreement shall affect in any manner any conflicting or other provision of any other agreement between the Grantee and the Company.  Nothing contained in this Agreement shall limit whatever right the Company might otherwise have to terminate the employment of the Grantee.

4.           The laws of the State of Ohio govern this Agreement, the Plan and the LTCI granted hereunder.

IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed by its duly authorized officer as of the 8th day of March, 2009.

STONERIDGE, INC.

By
John Corey

The foregoing is hereby accepted.

(Signature)